SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of
The Securities and Exchange Act of 1934

DATE OF REPORT:

August 11, 2004
(Date of Earliest Event Reported)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

1-9047	04-2870273
(Commission File Number)	(I.R.S. Employer Identification No.)

INDEPENDENT BANK CORP.

288 UNION ST., ROCKLAND, MA
(Address of Principal Executive Offices)

02370
(Zip Code)

NOT APPLICABLE
(Former Address of Principal Executive Offices)

(Zip Code)

781-878-6100
(Registrant’s Telephone Number, Including Area Code)

Item 2. Acquisition or Disposition of Assets
Item 9. Regulation FD Disclosure
SIGNATURE
EX-99.1 BRANCH PURCHASE & ASSUMPTION AGREEMENT

Item 2. Acquisition or Disposition of Assets

     Independent Bank Corp., the parent of Rockland Trust Company (“Rockland Trust”), today announced that Rockland Trust had signed an agreement to sell the Rockland Trust bank branch located on Cape Cod at 75 Brackett Road, North Eastham, Massachusetts to The Cape Cod Five Cents Savings Bank (“Cape Cod Five”). A copy of the August 11, 2004 Branch Purchase & Assumption Agreement (the “Agreement”) between Rockland Trust and Cape Cod Five is attached hereto as Exhibit 99.1. The assets to be sold, the liabilities to be assumed, the nature and amount of consideration, and the principle followed in determining the consideration is set forth in the Agreement. The sale of the North Eastham branch is subject to all required regulatory approvals and other standard conditions as set forth in the Agreement. The transaction is likely to be completed during the fourth quarter of 2004.

Item 9. Regulation FD Disclosure

     As described more fully above in Item 2, a copy of the August 11, 2004 Agreement between Rockland Trust and Cape Cod Five regarding the sale of the Rockland Trust bank branch located on Cape Cod at 75 Brackett Road, North Eastham, Massachusetts is attached hereto as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.

DATE: August 11, 2004	BY:	/s/ Edward H. Seksay

EDWARD H. SEKSAY GENERAL COUNSEL